Exhibit 99.1

          Navigant Consulting, Inc. Announces Fourth Quarter and Full Year 2003 Financial Results

    CHICAGO--(BUSINESS WIRE)--Feb. 12, 2004--Navigant Consulting, Inc.
(NYSE:NCI):

    -- Quarterly revenues up 16 percent to $81.2 million, and EBITDA up 80 percent to $11.0 million, compared to fourth quarter 2002.

    -- Year 2003 revenues up 23 percent to $317.8 million, and EBITDA up 66 percent to $41.2 million, compared to the year 2002.

    -- Quarterly EPS was $0.11 per share, versus $0.04 per share in 2002. Annual EPS was $0.40 per share, versus $0.21 per share in 2002.

    -- Tucker Alan Inc. acquisition, previously announced, adds significant strength and geographic breadth to national platform.

    Navigant Consulting, Inc. (NYSE:NCI), a specialized independent consulting firm providing professional services to assist clients in identifying practical solutions to the challenges of uncertainty and risk, today announced financial results for the 2003 fourth quarter and full year.

    Fourth Quarter 2003 Financial Results

    Revenues for the fourth quarter of 2003 were $81.2 million, a 16 percent increase compared to fourth quarter 2002 revenues of $69.8 million, and consistent with third quarter revenues of $81.4 million. Pro forma EBITDA, which excludes variable stock-based compensation expense, was $13.0 million for the quarter ended December 31, 2003. This is an increase of 100 percent from $6.5 million for the fourth quarter of 2002, and consistent with 2003 third quarter pro forma EBITDA of $13.0 million. Pro forma EBITDA, as a percentage of revenues before reimbursements, for the 2003 fourth quarter, was 18 percent, consistent with the 18 percent realized in the third quarter, and up substantially from the 11 percent generated in the 2002 fourth quarter.
    Net income per diluted share ("EPS") was $0.11 per share in the fourth quarter of 2003, up significantly from $0.04 per share in the prior year comparable period. EPS in the 2003 third quarter was $0.13 per share. Variable stock-based compensation expense had a $0.02 per share impact in the fourth quarter of 2003 compared with the 2003 third quarter and the comparable quarter in the prior year.

    Annual 2003 Financial Results

    Revenues for the year ended December 31, 2003 were $317.8 million, a 23 percent increase compared to 2002 revenues of $258.0 million. Pro forma EBITDA for 2003 was $46.0 million, up 80 percent from $25.5 million for the comparable 2002 period. Pro forma EPS for 2003 was $0.46 per share, compared to $0.22 per share for the 2002 year. Pro forma EBITDA, as a percentage of revenues before reimbursements, for the full year was 17 percent, compared to 11 percent for 2002. The Company ended the year with $38.4 million in cash, and no borrowings under its recently amended and expanded $150 million unsecured revolving credit facility.

    Business Metrics

    Company-wide utilization in the 2003 fourth quarter was 69 percent, up from 64 percent in the fourth quarter of 2002, reflecting very strong results and continuing the year-over-year improvement in operating and utilization levels. Utilization in the third quarter of 2003 was 70 percent. The quarter-to-quarter utilization level decrease of 1 percent reflects the impact of fourth quarter seasonality. Annualized revenue per consultant continued its year-over-year and quarter-over-quarter improvement, increasing to $352,000 from $275,000 in the fourth quarter of 2002. Annualized revenue per consultant in the 2003 third quarter was $342,000. Billable consultant headcount at December 31, 2003 was 959, compared to 913 at the end of the third quarter, and averaged 930 for the quarter ended December 31, 2003. Annualized attrition declined to 16 percent for the full year 2003, compared to 18 percent for the first three quarters of 2003, and 23 percent for the full year 2002. Days sales outstanding as of December 31, 2003 were 72 days, compared to 79 days as of September 30, 2003, and 77 days as of December 31, 2002.
    "We could not be more pleased with our fourth quarter and full year 2003 operating results," stated William M. Goodyear, Chairman and Chief Executive Officer. "Navigant Consulting has been, and will continue to be, a major participant in the changing litigation and investigative climate in the U.S., which has been driven by Sarbanes Oxley and the increasing corporate governance and reporting standards. We have excellent balance in our national platform and are well positioned in many of the core industries facing critical, long-term, business and regulatory challenges - particularly energy, healthcare and financial services. Our view of 2004 is very positive."

    Tucker Alan Inc.

    On February 2, 2004, the Company announced the acquisition of substantially all of the assets of Tucker Alan Inc., a leading, privately-held litigation and business consulting firm. The purchase price of approximately $90 million included $46 million in cash at closing and $21 million in Navigant Consulting stock, with $23 million in deferred cash payments to be made over the first two years. The acquisition added substantially to the Company's West Coast presence, with major offices in Los Angeles, San Francisco and Seattle, and complemented the Company's Eastern and Midwest presence to create an exceptionally strong national platform.
    "The Tucker Alan professionals are an excellent strategic fit with Navigant Consulting from a business, practice, geographic and cultural standpoint," stated Julie Howard, Chief Operating Officer of Navigant Consulting. "The senior professionals in both organizations are well known to each other, both professionally and personally, so we expect the integration of the practices, which is already actively underway, to be relatively smooth. We are especially pleased with the balance Tucker Alan provides to our national platform, particularly on the West Coast where our consultant headcount has increased by 75 percent."

    New Bank Credit Agreement

    In January 2004, the Company announced it had executed an amendment to its revolving credit agreement, increasing its line of credit from $75 million to $150 million. In addition, Harris Trust and Savings Bank and Fifth Third Bank-Chicago joined the existing bank group of LaSalle Bank, N.A., a subsidiary of ABN AMRO Bank N.V., and U.S. Bank. The credit facility is unsecured and expires in October 2005, but can be extended an additional two years.

    Webcast of the Company's Announcement of Fourth Quarter and
Year-end 2003 Results

    A webcast of management's presentation of the Company's fourth quarter and year-end financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, July 20, 2004.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE:NCI) is a specialized independent consulting firm providing litigation, financial, restructuring, energy and operational consulting services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: acquisitions and acquisitions under consideration, follow-on offerings, revenues and financial estimates, significant client assignments, recruiting, attrition and new business solicitation efforts, judicial proceedings, regulatory changes and general economic conditions.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS
        (In thousands, except percentages and per share data)
                             (Unaudited)

                                        For the three months ended
                                     ---------------------------------
                                       Dec. 31,  Sept. 30,  Dec. 31,
                                         2003      2003       2002
                                     ---------------------------------
Revenues before reimbursements          $71,417    $70,807    $59,697
Reimbursements                            9,776     10,569     10,137
                                     ---------------------------------
    Total revenues                       81,193     81,376     69,834

Cost of services before reimbursable
 expenses                                42,241     40,326     35,715
Reimbursable expenses                     9,776     10,569     10,137
                                     ---------------------------------
    Cost of services                     52,017     50,895     45,852
Stock-based compensation expense          3,008      1,860      1,732
General and administrative expenses      15,179     15,890     16,144
                                     ---------------------------------
    Earnings before interest, taxes,
     depreciation and amortization
     (EBITDA)                            10,989     12,731      6,106
Depreciation                              1,853      1,642      1,897
Amortization                                395        495      1,137
                                     ---------------------------------
    Operating income                      8,741     10,594      3,072
Other income (expense), net                  75         87        (83)
                                     ---------------------------------
Income before income tax expense          8,816     10,681      2,989
Income tax expense                        3,739      4,559      1,188
                                     ---------------------------------
    Net income                           $5,077     $6,122     $1,801
                                     =================================

Net income per diluted share              $0.11      $0.13      $0.04
                                     =================================

Shares used in computing net income
 per diluted share                       47,986     47,330     45,608

Percentage of revenues before
 reimbursements:
-------------------------------------
Cost of services before reimbursable
 expenses                                    59%        57%        60%
Reimbursable expenses                        14%        15%        17%
General and administrative expenses          21%        22%        27%

EBITDA                                       15%        18%        10%
Operating income                             12%        15%         5%
Net income                                    7%         9%         3%

General and administrative expenses
 as a percentage of total revenues           19%        20%        23%


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS
        (In thousands, except percentages and per share data)
                             (Unaudited)

                                           For the twelve months ended
                                           ---------------------------
                                               Dec. 31,   Dec. 31,
                                                 2003       2002
                                           ---------------------------
Revenues before reimbursements                 $276,130   $225,305
Reimbursements                                   41,652     32,715
                                           ---------------------------
    Total revenues                              317,782    258,020

Cost of services before reimbursable expenses   160,080    136,121
Reimbursable expenses                            41,652     32,715
                                           ---------------------------
    Cost of services                            201,732    168,836
Stock-based compensation expense                 11,107      3,401
General and administrative expenses              63,732     60,971
                                           ---------------------------
    Earnings before interest, taxes,
     depreciation and amortization (EBITDA)      41,211     24,812
Depreciation                                      7,488      7,651
Amortization                                      1,880      2,373
                                           ---------------------------
    Operating income                             31,843     14,788
Other income (expense), net                         264        (19)
                                           ---------------------------
Income before income tax expense                 32,107     14,769
Income tax expense                               13,399      5,908
                                           ---------------------------
    Net income                                  $18,708     $8,861
                                           ===========================

Net income per diluted share                      $0.40      $0.21
                                           ===========================

Shares used in computing net income per
 diluted shares                                  47,029     42,670

Percentage of revenues before reimbursements:
------------------------------------------------
Cost of services before reimbursable expenses        58%        60%
Reimbursable expenses                                15%        15%
General and administrative expenses                  23%        27%

EBITDA                                               15%        11%
Operating income                                     12%         7%
Net income                                            7%         4%

General and administrative expenses as a
 percentage of total revenues                        20%        24%


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
        CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                    (In thousands, except DSO data)
                              (Unaudited)

                                  Dec. 31, Sept. 30, June 30, Dec. 31,
Assets                              2003     2003      2003     2002
----------------------------------------------------------------------
Cash and cash equivalents          $38,402  $12,697   $7,417   $8,109
Trade accounts receivable, net      68,715   73,892   73,671   61,693
Prepaid and other assets             7,231    6,041    7,966    8,599
                                  ------------------------------------
    Total current assets           114,348   92,630   89,054   78,401

Property and equipment, net         19,958   19,308   19,242   18,124
Intangible assets, net             112,075   97,230   97,724   97,372
Other non-current assets             7,761    8,087    8,080    7,307
                                  ------------------------------------
    Total assets                  $254,142 $217,255 $214,100 $201,204
                                  ====================================

Liabilities and Stockholders'
 Equity
----------------------------------
Bank borrowings                         $0       $0   $8,500   $6,500
Current liabilities                 63,623   42,779   44,738   45,991
                                  ------------------------------------
    Total current liabilities       63,623   42,779   53,238   52,491

Other liabilities                    1,761    1,258    4,583    4,418
Stockholders' equity               188,758  173,218  156,279  144,295
                                  ------------------------------------

    Total liabilities and
     stockholders' equity         $254,142 $217,255 $214,100 $201,204
                                  ====================================

Selected Data


Days sales outstanding, net
 (DSO)(a)                          72 days  79 days  77 days  77 days
                                  ====================================

(a) Includes deferred revenue.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
               SELECTED PRO FORMA OPERATING INFORMATION
         (In thousands, except percentages and per share data)
                              (Unaudited)

                                                      For the twelve
                        For the three months ended     months ended
                        --------------------------- ------------------
                        Dec. 31, Sept. 30, Dec. 31,  Dec. 31, Dec. 31,
                          2003     2003  2   002       2003     2002
                        --------------------------- ------------------
Revenues before
 reimbursements          $71,417  $70,807  $59,697  $276,130 $225,305

Operating income          $8,741  $10,594   $3,072   $31,843  $14,788

Add back:
------------------------
    Depreciation           1,853    1,642    1,897     7,488    7,651
    Amortization             395      495    1,137     1,880    2,373
                        --------------------------- ------------------

Earnings before
 interest, taxes,
 depreciation and
 amortization (EBITDA)   $10,989  $12,731   $6,106   $41,211  $24,812

Add back:
------------------------
    Variable stock-based
     compensation
     expense
    --------------------
    Cash repurchase of
     stock options             -        -      150         -      150
    Variable accounting
     option expense        2,003      262      221     4,810      583
                        --------------------------- ------------------
    Total variable
     stock-based
     compensation
     expense               2,003      262      371     4,810      733
                        --------------------------- ------------------

Pro forma EBITDA         $12,992  $12,993   $6,477   $46,021  $25,545
                        =========================== ==================

Pro forma EBITDA as a
 percentage of revenues
 before reimbursements        18%      18%      11%       17%      11%
                        =========================== ==================


Net income per diluted
 share                     $0.11    $0.13    $0.04     $0.40    $0.21

Add:
------------------------

Impact on diluted EPS of
 variable stock-based
 compensation expense,
 net of tax                $0.02    $0.00    $0.00     $0.06    $0.01
                        --------------------------- ------------------

Pro forma net income per
 diluted share             $0.13    $0.13    $0.04     $0.46    $0.22
                        =========================== ==================


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
           STOCK-BASED COMPENSATION EXPENSE FOR THE PERIODS
                   Estimates as of December 31, 2003
                       (Unaudited, in millions)

                                    ------ --------------------------
                                    Actual           Actual
                                    ------ --------------------------
                                     Year  2003 2003 2003 2003  Year
                                     2002   Q1   Q2   Q3   Q4   2003
                                    ------ --------------------------
Total restricted stock / units
 expense (Note 1)                    $2.6  $1.8 $1.8 $1.6 $1.0  $6.2

Variable stock-based
 compensation expense (Note 2)        0.6  (0.1) 2.7  0.3  2.0   4.9

Cash repurchase of options            0.2     -    -    -    -     -
                                    ------ --------------------------

Total stock-based
 compensation expense                $3.4  $1.7 $4.5 $1.9 $3.0 $11.1
                                    ====== ==========================


                                  ------------------------- ---------
                                          Estimated         Estimated
                                  ------------------------- ---------
                                   2004 2004 2004 2004 Year   Year
                                    Q1   Q2   Q3   Q4  2004   2005
                                  ------------------------- ---------
Total restricted stock / units
 expense (Note 1)                  $1.8 $1.2 $1.2 $1.2 $5.4   $4.1

Variable stock-based
 compensation expense (Note 2)      TBD  TBD  TBD  TBD  TBD    TBD

Cash repurchase of options            -    -    -    -    -      -
                                  ------------------------- ---------

Total stock-based
 compensation expense               TBD  TBD  TBD  TBD  TBD    TBD
                                  ========================= =========

Note 1 - Restricted stock and restricted stock unit amounts include shares provided to employees under various plans, as previously disclosed and described in the Company's SEC filings. Amounts are included in future periods for estimated grants associated with the Company's incentive compensation programs. These future amounts are subject to the Company's financial performance and, accordingly, will be adjusted to reflect actual results.

Note 2 - Stock-based compensation expense relates to stock option and stock appreciation rights issued in the second and third quarters of 2000, which are subject to variable accounting expense. As such, the Company records an expense for the difference between the grant price and the quarter end stock price. As of December 31, 2003, awards relating to 295,000 shares of stock were subject to variable accounting expense. The Company's stock price as of December 31, 2003 was $18.86.


    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks, 312-573-5630
             bperks@navigantconsulting.com
             or
             Andrew J. Bosman, 312-573-5631
             abosman@navigantconsulting.com